INDEPENDENT  AUDITORS'  CONSENT

We consent to the use in this Post-Effective Amendment No. 22 to Registration Statement on Form N-1A under the Securities Act of 1933, filed under No. 2-95285, of our report dated February 10, 2004, relating to PC&J Preservation Fund, incorporated by reference in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE  &  TOUCHE  LLP

Columbus,  Ohio
February  27,  2004